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                                                                     Exhibit 4.1

                                 COMDISCO, INC.


                                       To



                  THE FUJI BANK AND TRUST COMPANY, AS TRUSTEE


                              -------------------


                                   INDENTURE


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                          Dated as of February 1, 1995


                                Debt Securities



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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    COMDISCO, INC.


[SEAL]                        By /s/ Edward A. Pacewicz
                                ----------------------------------------------

                                    Title: Vice President/Finance
                                          --------------------------------------

ATTEST:

/s/ Richard R. Gerken
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                                    THE FUJI BANK AND TRUST COMPANY


[SEAL]                        By /s/ Sharon Moore
                                ----------------------------------------------
                                    Title: Vice President
                                          --------------------------------------

ATTEST:

/s/ Arata Nishizawa
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                                      -53-